COMPANY CONTACT Jeff Donnelly Chief Financial Officer (240) 744-1190 Briony Quinn Senior Vice President (240) 744-1196 FOR IMMEDIATE RELEASE DIAMONDROCK ANNOUNCES TWO ACQUISITIONS FOR $108.6 MILLION THE BOURBON ORLEANS HOTEL FRENCH QUARTER IN NEW ORLEANS, LA HENDERSON PARK INN BEACHFRONT RESORT IN DESTIN, FL BETHESDA, Maryland, August 4, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) today announced that it has acquired the Bourbon Orleans Hotel (“Bourbon Orleans” or the “Hotel”), a lifestyle boutique hotel on the famed Bourbon Street in the French Quarter of New Orleans, Louisiana, and Henderson Park Inn (the “Resort”), a beachfront resort situated on the Emerald Coast in Destin, Florida. The combined purchase price for the two hotels is $108.6 million. Inclusive of transaction costs, the total investment is $117.4 million. The total investment in the 220-room Bourbon Orleans Hotel represents a 7% capitalization rate on 2019 net operating income (“NOI”). The Hotel recently reopened and is expected to generate approximately a 6.3% NOI yield in 2022 and is underwritten to achieve a stabilized 8% NOI yield. The investment in the 37- room Henderson Park Inn was acquired for nearly a 7% capitalization rate on trailing 12-month NOI and is also expected to achieve an 8% yield after the implementation of new professional management and best practices. Both acquisitions were funded with cash proceeds from dispositions closed in the second quarter and the properties are expected to generate positive cash flow in 2021. “These high-quality acquisitions continue DiamondRock’s multi-year strategic initiative to assemble a leading portfolio of leisure-oriented, experiential hotels and resorts,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “Finding off-market acquisitions in unique markets allows DiamondRock to purchase higher quality real estate at better pricing than many others. Moreover, these two deals have numerous attractive attributes we target, including proven cash flow, significant ROI opportunities, irreplaceable locations, high-barrier-to-entry markets, fee simple and fully unencumbered by brand and management.” Bourbon Orleans Hotel The Bourbon Orleans Hotel represents a rare opportunity to acquire a large, fully unencumbered, fee simple hotel in the heart of the famed French Quarter of New Orleans. When the property was rebuilt into a modern

2 hotel it retained its historic façade and Parisian grandeur from its time as The Orleans Theatre & Ballroom (1817-1881) and convent for the Sisters of the Holy Family (1881-1964). Today, the Hotel offers guests all the rich legacy of a historic building without having to comprise on modern amenities or services. The Bourbon Orleans Hotel shows a uniquely sophisticated side of life on Bourbon Street, the single biggest leisure destination in the city. The Hotel has a strong track record of profitability and is traditionally ranked top 10 on TripAdvisor. It has also been recognized by numerous travel publications for its excellence, including Conde Nast (#7 Top Hotel in New Orleans), USA Today (#5 Top Haunted Hotel in the U.S.), and TripAdvisor (2019 Certificate of Excellence). The French Quarter provides a unique experience of The Big Easy that appeals to the modern traveler. Internationally recognized and one of the country’s most popular leisure destinations, New Orleans draws visitors from all over the world to experience its eclectic culture, award-winning unique restaurants, jazz clubs, shops, casinos, riverboat cruises, festivals and sporting events. The French Quarter is the epicenter of activity and primary demand driver of New Orleans’ tourist economy including 135 festivals, most notably the New Orleans Jazz & Heritage Festival (“Jazz Fest”) and Mardi Gras, and features a bohemian, creole charm that is reflected in the fabric of the community, from the century-old restaurants and historic Spanish architecture to streets adorned with live performers and constant sounds of jazz music. The French Quarter is the primary draw for the nearly 20 million visitors who came to New Orleans in 2019, the city’s 13th consecutive year of tourism growth. The outlook for New Orleans in 2022 is particularly bright with the return of Mardi Gras, Jazz Fest and the NCAA Final Four in the first quarter 2022, as well as a strong convention calendar. Henderson Park Inn Situated on Florida’s Emerald Coast, Henderson Park Inn benefits from the strong trend for adults-only, beachfront romantic vacations and retreats. The Resort has a New England- style charm and is situated on nearly two acres of secluded white- sand beach, making it the perfect spot to enjoy spectacular views and luxurious privacy. The Resort’s irreplaceable location and top-quality amenities have made this the #1 resort in Destin on TripAdvisor and garnered attention from numerous travel and leisure publications, including being named the 23rd Best Hotel in the Country (TripAdvisor), Best Luxury Value (Conde Nast 2020 Awards for Excellence), Best Hotel in Destin, FL (U.S. News and Travel), and Ten Best Beach Hotels

3 in Florida (Coastal Living). As one indication of the Resort’s high quality, it achieved an average room rate of over $500 in June. Known for its 24 miles of pristine beaches and emerald green water, Destin was recently ranked as the #1 Best Beach in Florida and the #3 Best Beach in the U.S. The destination continues to gain immense popularity with urban feeder markets such as Atlanta, Dallas, Nashville, and Houston. Last year alone, the white sand beaches of Destin attracted 4.5 million visitors and The Henderson Park Inn is one of the few beachfront hotels in Destin. The fee-simple interest in the Resort was purchased fully unencumbered by brand and management, previously managed by an owner-operator. The Company has installed a professional management company and has identified several opportunities to dramatically improve revenue management and expects to achieve significant growth. About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 31 premium quality hotels and resorts with over 9,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Bourbon Orleans Hotel (New Orleans, LA)

DIAMONDROCK HOSPITALITY



Acquisition Date	7/29/21
Purchase Price	$81 million
Location	New Orleans, LA
Number of Rooms	220

UPSIDE OPPORTUNITIES

- Significant profit upside
  - Room segmentation and revenue management; 25% of inventory have balconies, 15% are bi-level suites
  - Enhanced F&B and event programming
  - Retail opportunities along Bourbon and Orleans Streets
  - Amenity and Cancellation Fees
- Recapture excess space to create incremental keys (formerly 250) and event venue space
- Reposition expansive but underutilized public spaces to maximize revenue



KEY DEAL HIGHLIGHTS

- Best located hotel in New Orleans. Corner of Bourbon and Orleans Streets in the center of French Quarter
- Off-market acquisition of a rare fee-simple, fully-unencumbered hotel of scale in the French Quarter
- Moratorium on new hotel construction in the French Quarter protects against new supply risks
- Consistently recognized by TripAdvisor as one of the Top 25 hotels in New Orleans
- One entire block of direct Bourbon Street retail frontage
- 7% NOI yield on 2019A and forecast stabilization at an 8% NOI yield on total investment; $40,000 per key in Hotel EBITDA

ACCOLADES FOR NEW ORLEANS

- Numerous "bucket list" demand generators: Jazz Fest, Mardi Gras, 2025 Super Bowl, 2022 NCAA Final Four
- #1 Place to Go In The World (New York Times)
- #2 City in the United States (Travel + Leisure)
- Platinum Choice Winner (Smart Meetings Magazine)
- "South's Best Food City" (Southern Living)
- Gold Travvy Award Winner for "Best Culinary Destination in the USA"
- #4 Most Popular Destination in the United States (TripAdvisor Traveler's Choice Awards)

HOTEL LOCATION


North
0 0.25 Kilometer
0 0.25 Mile
LOUIS ARMSTRONG PARK
Marais St
Treme St
Henriette Delille St
Basin St
N Rampart St
Burgundy St
FRENCH QUARTER
Dauphine St
Bourbon St
Canal St
Iberville St
Bienville St
Toulouse St
St Peter St
Orleans Ave
St Ann St
Bourbon Orleans Hotel
Royal St
Exchange Pl
Chartres St
Conti St
St Louis St
St Louis Cathedral
Cabildo
Presbytere
Jackson Square
Old Ursuline Convent
To Barataria Preserve
Decatur St
Magazine St
N Peters St
French Market
French Mkt Pl
Elysian Fields Ave
To Chalmette Battlefield
Old U.S. Mint
Jean Lafitte NHP&P French Quarter Visitor Center
New Orleans Jazz NHP Visitor Center
S Peters St
Mississippi River

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of August 4, 2021. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com.

Henderson Park Inn (Destin, FL)

DIAMONDROCK HOSPITALITY



Acquisition Date	7/30/21
Purchase Price	$27.5 million
Location	Destin, FL
Number of Rooms	37

UPSIDE OPPORTUNITIES

- Significant revenue upside
  - Introduce room segmentation and variable pricing to formerly owner operated resort
  - Benefit from cluster and synergies with other DRH Resorts
  - Enhanced F&B programming
- Covered Land Play: Purchase Price = Land Value. Fully entitled for larger oceanfront hotel or residential



KEY DEAL HIGHLIGHTS

- Consistently recognized by TripAdvisor as one of the Top 25 Hotels in the U.S. and named by Coastal Living as one of the 10 Best Beach Hotels in Florida
- Best located resort in the market; A+ beachfront location on the white sands of Florida's "Emerald Coast"
- Explosive population growth in feeder markets (Houston, Dallas, Atlanta, Nashville, Birmingham); outpaced U.S. growth 2.5-to-1
- >$450+ annual ADR (2019A) or nearly 2x DRH portfolio average
- 7% capitalization rate on trailing 12 months NOI; stabilization at 8% NOI yield or $70,000/key in Hotel EBITDA
- Only independent beachfront resort in Destin



LOCATION AND FEEDER MARKETS



Nashville
TENNESSEE
Charlotte
Memphis
ARKANSAS
Birmingham: 4hrs/260miles
Nashville: 7hrs/500 miles
Memphis: 7.5hrs/500 miles
Atlanta
Atlanta: 5hrs/311 miles
ALABAMA
Houston: 9hrs/600 miles
New Orleans: 4hrs/270 miles
Tallahassee: 2.5hrs/150 miles
Jacksonville: 4.5hrs/320 miles
Destin
Jacksonville
Orlando: 6hrs/400 miles
Orlando

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of August 4, 2021. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com.